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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                   May 1, 2003


                          EasyLink Services Corporation
                          -----------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       000-26371               13-3787073
         --------                       ---------               ----------
(State or other jurisdiction          (Commission            (I.R.S. Employer
    of incorporation)                 File Number)          Identification No.)

                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                              --------------------
                    (Address of principal executive offices)

  Registrant's telephone number, including area code             (732) 652-3500


                                       N/A
                                       ---
           Former Name or Former Address, if Changed Since Last Report




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                              ITEM 5. OTHER EVENTS


Debt Reduction

EasyLink Services Corporation today announced that it has reduced its outstanding debt by an additional $54.2 million in principal amount in exchange for cash in the amount of $2.3 million and 22,134,855 shares of Class A common stock. In addition, the Company issued 1,923,077 shares of Class A common stock to Federal Partners, L.P. in exchange for $1 million to partially fund the cash payments.

As a result of the additional debt reduction, EasyLink has eliminated approximately $67 million in principal amount of indebtedness since June 30, 2002, representing over 80% of its outstanding indebtedness as of that date. After giving effect to the additional $54.2 million of debt reduction, the Company has $15.5 million principal amount of remaining indebtedness outstanding as of today and approximately $2.6 million of accrued interest on this indebtedness. Of the remaining indebtedness, approximately $3.2 million is convertible into an aggregate of 811,927 shares of Class A common stock. All other remaining indebtedness is not convertible.

On the remaining indebtedness, the Company will be required to pay approximately $3.0 million of cash principal payments and $1.4 million in cash interest payments during the remainder of 2003 and $4.2 million in cash principal payments and $2.1 million in cash interest payments in 2004.

After giving effect to the debt reduction through today and the $1 million financing, 41.7 million shares of Class A common stock and 1.0 million shares of Class B common stock are outstanding.

The indebtedness that remains outstanding after today includes the promissory note in the principal amount of $10 million and $2.6 million accrued interest thereon held by AT&T Corp. On February 27, 2003, AT&T and PTEK Holdings, Inc. ("PTEK") entered into a Share Purchase Agreement regarding the sale of 1,423,980 shares to PTEK for $825,908 and a Note Purchase Agreement regarding the transfer of the $10 million promissory note for $3,174,092 and a warrant to purchase shares of PTEK Stock. As previously announced, on March 17, 2003, EasyLink commenced an action against AT&T Corp., PTEK Holdings, Inc. and Xpedite Systems, Inc. The suit seeks, among other things, to enjoin AT&T from selling the promissory note held by AT&T to PTEK and to compel AT&T to participate in EasyLink's current debt restructuring.

This filing may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors which could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic and continuing losses; the need to raise additional capital; the ability to service our remaining indebtedness; the risk that we may have an unfavorable outcome in our lawsuit against AT&T and PTEK; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to restructure our remaining outstanding debt on favorable terms and conditions, to obtain additional financing or refinancing as may be required, and ultimately to achieve profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in an acquisition strategy; the risks inherent in integrating the STI and EasyLink businesses; and the risk of being delisted from Nasdaq. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 2, 2003

                          EASYLINK SERVICES CORPORATION


                            By: /s/ Thomas Murawski
                                ---------------------------------------
                                Thomas Murawski, Chief Executive Officer
                                and President



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